As filed with the Securities and Exchange Commission on July 10, 1998
                                                      Registration No. 333-47101
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                              U.S. INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                             3998                                     22-3568449
(State or Other Jurisdiction of       (Primary Standard Industrial Classification Code Number)        (I.R.S. Employer
Incorporation or Organization)                                                                       Identification No.)

                              101 WOOD AVENUE SOUTH
                                  P.O. BOX 169
                          ISELIN, NEW JERSEY 08830-0169
                                 (732) 767-0700
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                             GEORGE H. MACLEAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              U.S. INDUSTRIES, INC.
                              101 WOOD AVENUE SOUTH
                                  P.O. BOX 169
                          ISELIN, NEW JERSEY 08830-0169
                                 (732) 767-0700
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:
  ELLEN J. ODONER, ESQ.                                   MARK E. BETZEN, ESQ.
WEIL, GOTSHAL & MANGES LLP                            JONES, DAY, REAVIS & POGUE
   767 FIFTH AVENUE                                   2300 TRAMMELL CROW CENTER
NEW YORK, NEW YORK 10153                                   2001 ROSS AVENUE
   (212) 310-8000                                      DALLAS, TEXAS 75201-2958
                                                            (214) 220-3939

Approximate date of commencement of proposed sale of the securities to the public: June 11, 1998.

If any of the securities being registered on this form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. [_]

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                                            (Cover Page continued on next page)

NYFS11...:\95\78595\0019\1748\FRM6248M.34A

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey on July 10, 1998.


                                         USI, Inc.

                                         By: /s/ George H. MacLean
                                             ---------------------------------
                                             George H. MacLean
                                             Senior Vice President, General
                                             Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacity indicated.


     Signature                      Title                     Date
     ---------                      -----                     ----


David H. Clark*              Chairman of the Board, Chief          July 10, 1998
------------------------     Executive Officer and Director
David H. Clarke              (Principal Executive Officer)



John G. Raos*                President, Chief Operating            July 10, 1998
------------------------     Officer and Director
John G. Raos


Frank R. Reilly*             Senior Vice President, Chief          July 10, 1998
------------------------     Financial Officer and Director,
Frank R. Reilly              (Principal Financial Officer)



James O'Leary*               Vice President-Corporate Controller   July 10, 1998
------------------------     (Principal Accounting Officer)
James O'Leary


Brian C. Beazer*             Director                              July 10, 1998
------------------------
Brian C. Beazer


Mark Vorder Breugge*         Director                              July 10, 1998
------------------------
Mark Vorder Breugge


John J. McAtee, Jr.*         Director                              July 10, 1998
------------------------
John J. McAtee, Jr.


The Hon. Charles H. Price II* Director                             July 10, 1998
-----------------------------
The Hon. Charles H. Price II

Sir Harry Solomon*           Director                              July 10, 1998
------------------------
Sir Harry Solomon


Royall Victor III*           Director                              July 10, 1998
------------------------
Royall Victor III

                             Director                              July 10, 1998
------------------------
William E. Butler

                             Director                              July 10, 1998
------------------------
Robert R. Womack



* By George H. MacLean
   Attorney-in-fact

/s/ George H. MacLean
------------------------
George H. MacLean

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                                      Description
------                                      -----------

2.1* Agreement and Plan of Merger, dated February 16, 1998, by and among U.S. Industries, Inc., USI, Inc., Blue Merger Corp., Zoro Merger Corp. and Zurn Industries, Inc. (Included as Appendix A-1 to the Joint Proxy Statement/Prospectus.) The disclosure schedules relating to the Agreement and Plan of Merger and the annexes thereto have been omitted. New USI will furnish supplementally to the Commission any of the schedules or annexes upon request.
3.1* Form of Amended and Restated Certificate of Incorporation of U.S. Industries, Inc. (Included as Appendix B-1 to the Joint Proxy Statement/Prospectus.)
3.2* Form of Amended and Restated By-Laws of U.S. Industries, Inc. (Included as Appendix B-2 to the Joint Proxy Statement/Prospectus.)
5.1* Opinion of Weil, Gotshal & Manges LLP regarding validity of securities being registered.
8.1** Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters.
8.2** Opinion of Jones, Day, Reavis & Pogue regarding certain federal income tax matters.
23.1* Consent of Ernst & Young LLP (independent auditors of U.S. Industries, Inc.).
23.2*     Consent of Price Waterhouse LLP.
23.3* Consent of Ernst & Young LLP (independent auditors of Zurn Industries, Inc.).
23.4* Consent of Weil, Gotshal & Manges LLP. (Included in the opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement and incorporated herein by reference.)
23.5* Consent of Jones, Day, Reavis & Pogue. (Included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference.)
23.6*     Consent of Credit Suisse First Boston.
23.7*     Consent of BT Wolfensohn.
23.8*     Consent of Arthur Andersen LLP.
99.1*     U.S. Industries, Inc. Proxy/Voting Instruction Card.
99.2*     Zurn Industries, Inc. Proxy/Voting Instruction Card.
99.3*     Letter of Transmittal.
99.4*     Joint Consent of Directors of U.S. Industries, Inc.
99.5      (a)* Employment Agreement, dated as of February 16, 1998, between USI,
               Inc. and Robert R. Womack
          (b)* First Amendment to the Employment Agreement, dated as of May 10, 1998, between USI, Inc. and Robert R. Womack
99.6* Employment Agreement, dated as of February 16, 1998, between USI, Inc. and Frank E. Sheeder
99.7* Employment Agreement, dated as of February 16, 1998, between USI, Inc. and John R. Mellett
99.8* Stock Option Agreement, dated as of February 16, 1998, between U.S. Industries, Inc. and Zurn Industries, Inc. (Included as Appendix A-2 to the Joint Proxy Statement/Prospectus.)

-----------

*  Previously filed
**  Filed herewith